Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Natural Health Trends Corp.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 7, 2003 (except for Note 2 which is dated as of March 24, 2004) relating to the consolidated financial statements of Natural Health Trends Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, New York

April 8, 2005